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                                                                      EXHIBIT 21

                                  NOVELL, INC.
                         SUBSIDIARIES OF THE REGISTRANT

     As of October 31, 2001, the following companies were subsidiaries of Novell, Inc.:

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
                                                              STATE OF INCORPORATION OR
WHOLLY OWNED                                                  COUNTRY IN WHICH ORGANIZED
------------                                                  --------------------------
Novell de Argentina S.A. ...................................  Argentina
Novell Belgium N.V. ........................................  Belgium
Novell do Brasil Software Ltda. ............................  Brazil
Novell Canada, Ltd. ........................................  Canada
Novell Chile S.A. ..........................................  Chile
Novell Corporation (Malaysia) Sdn Bhd.......................  Malaysia
Novell Software de Colombia S.A. ...........................  Colombia
Novell Praha SRO............................................  Czech Republic
Novell Denmark A/S..........................................  Denmark
Novell Europe, Inc. ........................................  Delaware
Novell European Services Ltd. ..............................  United Kingdom
Novell Finland OY...........................................  Finland
Novell GmbH (Austria).......................................  Austria
Novell GmbH.................................................  Germany
Novell Hong Kong Ltd. ......................................  Hong Kong
Novell Hungary Software Ltd. ...............................  Hungary
Novell International, Ltd. .................................  Barbados
Novell Ireland Real Estate..................................  Ireland
Novell Ireland Software Limited.............................  Ireland
Novell Israel Software Ltd. ................................  Israel
Novell Italia S.R.L. .......................................  Italy
Novell Korea Co., Ltd. .....................................  Korea
Novell de Mexico, S.A. de C.V. .............................  Mexico
Novell Netherland B.V. .....................................  Netherlands
Novell New Zealand Ltd. ....................................  New Zealand
Novell Norway A/S...........................................  Norway
Novell de Panama S.A. ......................................  Panama
Novell Peru S.A. ...........................................  Peru
Novell Philippines, Inc. ...................................  Philippines
Novell Polska Sp.Z.o.o. ....................................  Poland
Novell Portugal Informatica LDA. ...........................  Portugal
Novell Pty, Ltd. ...........................................  Australia
Novell de Puerto Rico, Inc. ................................  Puerto Rico
Novell S.A.R.L. ............................................  France
Novell Singapore Pte Ltd. ..................................  Singapore
Novell Software Development Pvt., Ltd. .....................  India
Novell Software International, Ltd. ........................  Ireland
Novell Software Latino America Norte, CA. ..................  Venezuela
Novell Software (Thailand) Ltd. ............................  Thailand
Novell South Africa Proprietary Ltd. .......................  South Africa
Novell Spain S.A. ..........................................  Spain
Novell Svenska A.B. ........................................  Sweden
Novell Schweiz A.G. ........................................  Switzerland
Novell Taiwan Co., Ltd. ....................................  Taiwan
Novell U.K., Ltd. ..........................................  United Kingdom
Novell Uruguay S.A..........................................  Uruguay
JustOn, Inc. ...............................................  California
Ukiah Software, Inc. .......................................  California
WordPerfect International...................................  Utah
WordPerfect America Latina..................................  Utah
Cambridge Technology Partners, Inc. ........................  Delaware
Cambridge Technology Partners International, Inc. ..........  Delaware
Cambridge Technology Partners (Latin America), Inc. ........  Delaware
Cambridge Technology Partners (Europe), Inc. ...............  Delaware
Cambridge Technology Partners (Asia), Inc. .................  Delaware
Cambridge Technology Capital Management, Inc. ..............  Delaware
Cambridge Technology CGP, Inc. .............................  Delaware
Cambridge Technology Capital Fund I, L.P. ..................  Delaware
Cambridge Technology GPLP, L.P. ............................  Delaware
Cambridge PCHL L.L.C. ......................................  Delaware
Excell Data Corporation.....................................  Delaware
Cambridge Technology Partners Securities Corporation........  Delaware
Cambridge Technology Partners Cambridge Management
 Consulting, Inc. ..........................................  California
Celerant, Inc. .............................................  Delaware
Peter Chadwick, Inc. .......................................  Delaware
Cambridge Management Consulting NV..........................  Belgium
Cambridge Management Consulting.............................  Canada
Cambridge Management Consulting SA..........................  France
Cambridge Management Consulting GMBH........................  Germany
Cambridge Management Consulting Netherlands Holdings B.V. ..  Netherlands
Cambridge Management Consulting Nordic AS...................  Norway
Cambridge Management Consulting Limited.....................  United Kingdom
Celerant Holdings Limited...................................  United Kingdom
Peter Chadwick (Training) Limited...........................  United Kingdom
PCH Investments Limited.....................................  United Kingdom
Cambridge Technology Partners A/S Denmark...................  Denmark
Cambridge Technology Partners (Puerto Rico), Inc............  Puerto Rico
Cambridge Technology Partners CTP, Skandinavien
 Aktiebolag.................................................  Sweden
Cambridge Technology Partners PTY Limited...................  Australia
Cambridge Technology Partners (Netherlands) B.V. ...........  Netherlands
Cambridge Technology Partners Ltd. .........................  Canada
Cambridge Technology Partners India Private Limited.........  India
Cambridge Technology Partners do Brasil s.c. Ltda...........  Brazil
Cambridge Technology Partners (UK) LTD. ....................  United Kingdom
Cambridge Technology Partners (Mexico), S/A. de C.V. .......  Mexico
CTP Services, S.A. de C.V. .................................  Mexico
IOS-Gruppen Aktiebolag......................................  Sweden
Cambridge Technology Partners (Venezuela) C.A. .............  Venezuela
Cambridge Technology Partners Deutschland GmbH..............  Germany
Cambridge Technology Partners Ireland Limited...............  Ireland
Cambridge Technology Partners Limited.......................  Japan
Cambridge Technology Partners (Switzerland) SA..............  Switzerland
Cambridge Technology Partners Italia S.R.L. ................  Italy
Cambridge Technology Partners Columbia S.A. ................  Columbia
Cambridge Technology Partners (France) SARL.................  France
Cambridge Technology Partners (Benelux) B.V. ...............  Netherlands

MAJORITY OWNED
--------------
Novell Japan, Ltd. .........................................  Japan
Onward Novell Software Pvt., Ltd. ..........................  India
Empirical Acquisition Corp. ................................  California
Volera, Inc. ...............................................  Delaware
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